EXHIBIT 99

                                UMPQUA HOLDINGS
                                ---------------
                                  CORPORATION

      Parent company for Umpqua Bank and Strand, Atkinson, Williams & York

FOR IMMEDIATE RELEASE

Contacts:

Lani Hayward                                    Dan Sullivan
Umpqua Holdings Corporation                     Umpqua Holdings Corporation
503-228-2117                                    503-546-2492
lanihayward@umpquabank.com                      dansullivan@umpquabank.com

Neal McLaughlin                                 Ken Ray
Centennial Bancorp                              KVO Public Relations
503-973-5556                                    503-221-7415
nmclaughlin@centennialbank.com                  ken_ray@kvo.com


                  UMPQUA HOLDINGS TO ACQUIRE CENTENNIAL BANCORP

      Two top community banks merge to form financial services company with assets of over $2 billion

PORTLAND, Ore. -- July 23, 2002 -- Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, and Centennial Bancorp (NASDAQ: CEBC), parent company of Centennial Bank, announced today the signing of a definitive agreement for Umpqua Holdings Corporation to acquire Centennial Bancorp by merger. Total estimated value of the acquisition is approximately $215 million.

Upon completion of the merger, all Centennial Bank offices will operate under the Umpqua Bank name. This merger will add Centennial Bank's 15 Portland metropolitan area offices to Umpqua Bank, including two offices in Vancouver, Wash., and offices in seven Portland-area retirement centers. The merger will also expand Umpqua Bank's market presence in Salem, Eugene and Springfield and add a store in Cottage Grove.

"This agreement solidifies our growth strategy throughout the I-5 corridor in Oregon and establishes Umpqua Bank as the Northwest's preeminent full-service community bank," said Ray Davis, president and CEO of Umpqua Holdings Corporation. "Additionally, the combination of two Oregon-based community banks with complementary values and services enables both organizations to provide a wider range of services while enhancing shareholder value."

"This complementary integration offers our customers, employees and shareholders a winning combination," said Ted R. Winnowski, president and CEO of Centennial Bancorp and Centennial Bank. "In addition to offering customers a wider range of products and services, the


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Umpqua Holdings Corporation to Acquire Centennial Bancorp
July 23, 2002
Page 2 of 4


two companies share a strong history of providing highly personalized service and a deep involvement with local communities."

"Centennial Bank's core values are centered on providing exceptional customer service, supporting our local communities, and recruiting the best employees," added Richard C. Williams, chairman of the board of Centennial Bancorp and a co-founder of Centennial Bank. "Umpqua Bank shares these values, enabling us to continue providing exceptional quality and service to our customers while offering new products, higher lending limits, and more banking locations throughout Oregon and Southwest Washington."

The merger will enhance Umpqua Bank's commercial banking services as well as its small business banking and mortgage divisions. Additionally, Centennial Bank customers will have access to a wider variety of personal and business banking products and services as well as investment services provided through Strand, Atkinson, Williams & York.

"Centennial's commercial banking strength is a valuable addition to our line of services," said Davis. "We look forward to continued growth in commercial banking as an integral component of our business strategy."

Terms of the Agreement
Upon completion of the transaction, Centennial Bancorp shareholders, with a total of 24.7 million shares of common stock outstanding, may elect to receive either $9.35 per share in cash or 0.5343 Umpqua Holdings shares for each share of Centennial Bancorp. The exchange ratio is subject to adjustment under certain conditions. Umpqua Holdings will issue approximately 8.6 million shares of its own stock to acquire 65 percent of Centennial Bancorp's outstanding shares at a fixed exchange ratio of 0.5343 Umpqua Holdings shares for each share of Centennial Bancorp. The remaining 35 percent of outstanding Centennial Bancorp shares will be acquired for an aggregate of approximately $81.0 million in cash.

Centennial Bancorp shareholders will be subject to proration if aggregate elections differ from the 65 percent-35 percent split. Assuming full proration of stock (65 percent) and cash (35 percent) to each Centennial Bancorp shareholder, Centennial Bancorp shareholders would receive 0.3473 shares of Umpqua Holdings stock and $3.2725 in cash for each of their shares. Based on the Umpqua Holdings closing price on July 22 of $15.63 per share, the blended value of the consideration would be $8.70 per share.

The transaction will qualify as a tax-free reorganization with the effect that no income will be recognized by Centennial Bancorp shareholders to the extent they exchange Centennial Bancorp stock for Umpqua Holdings stock. The transaction will be accounted for under the purchase accounting method.

Centennial Bancorp also granted Umpqua Holdings an option to acquire up to 4.9 million shares of Centennial Bancorp common stock exercisable under certain events.


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Umpqua Holdings Corporation to Acquire Centennial Bancorp
July 23, 2002
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The boards of directors of both companies have approved the definitive agreement. Completion of the transaction is expected in the fourth quarter of 2002 and is subject to regulatory and shareholder approval.

The operational integration of the combined institutions is expected to be completed during the first half of 2003. The combined organization will have assets of approximately $2.3 billion, deposits of approximately $2.0 billion, and shareholders' equity of $317 million.

Umpqua Holdings Corporation expects the merger to be accretive to earnings per share in 2003. The combined companies will record a one-time charge of $2 million related to this acquisition. This charge will be spread over the last quarter of 2002 and the first two quarters of 2003. The pro forma market capitalization of Umpqua Holdings is expected to exceed $440 million after the merger.

Winnowski, who has announced his intent to retire as Centennial Bancorp's president and CEO at the end of 2002, will help oversee completion of the merger. The board of directors of Umpqua Holdings will be restructured to include four directors from Centennial Bancorp, seven current directors of Umpqua Holdings, and two new directors from the Portland area. Davis will continue to lead the combined enterprises as president and CEO of Umpqua Holdings.

Umpqua Bank, established in 1953, holds total assets of $1.5 billion and total deposits of $1.3 billion as of June 30, 2002. Umpqua Bank has 45 stores along the I-5 corridor from Ashland to Portland and along the Oregon Coast from Newport to Brookings. It also has the largest ATM network of any Oregon-based bank, with more than 80 locations throughout the state.

Centennial Bank was established in Eugene in 1977 and is now headquartered in Portland. Centennial Bank has 23 branches, four mortgage-lending offices and seven commercial banking centers. It also has 28 ATM locations throughout Oregon and Washington. As of June 30, 2002, Centennial Bancorp held total assets of $821 million and total deposits of $698 million.

The advisors on the transaction are Wells Fargo Securities LLC for Umpqua Holdings, and Hovde Financial LLC for Centennial Bancorp.

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Umpqua Holdings Corporation and Centennial Bancorp will conduct a joint teleconference today, July 23, at 9:00 a.m. PDT to discuss the acquisition of Centennial Bancorp. To participate, please call 1-888-769-8794. The passcode is UMPQUA. A re-broadcast of this teleconference will be available later today at 1-800-283-4984, and also at www.umpquaholdingscorp.com.
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Umpqua Holdings Corporation to Acquire Centennial Bancorp
July 23, 2002
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About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 45 stores in 11 Oregon counties, in addition to retail and wholesale mortgage lending offices in Coos Bay, Bend and Clackamas. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, which has nine locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

About Centennial Bancorp
Centennial Bancorp (NASDAQ: CEBC) is a bank holding company organized in 1981, whose subsidiary is Centennial Bank. Both Centennial Bancorp and Centennial Bank are headquartered in Portland, Oregon. Centennial Bank is a full-service commercial bank, focusing on small and middle-market businesses, which currently operates twenty-three banking offices. Thirteen are in the Portland metropolitan area; two in Vancouver, Washington; one in Salem; and six in Lane County. The Bank also operates four mortgage-lending offices, and seven commercial banking centers directed to the needs of middle market commercial customers. Centennial Bank is currently celebrating its twenty-fifth year of operations.

Centennial Bancorp's common stock is traded on the NASDAQ National Market, and is included in the Russell 2000 Index under the symbol "CEBC." For more information, please contact Centennial Bancorp, One SW Columbia Street, Suite 900, Portland, Oregon 97258. Telephone: 503/973-5556; Fax: 503/973-5557. Web
address: www.centennialbank.com.

                                       ###

This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Forms 10-K for Umpqua Holdings Corporation and Centennial Bancorp for the year ended December 31, 2001. These risk factors include, but are not limited to, the level of commercial activity, general market conditions, prevailing interest rates, the companies' abilities to continue generating loans, their abilities to execute on their community-based banking strategies, and intense competition within the banking industry, which the companies believe will increase. Specific risks in this press release include anticipated acquisition charges, the timing and amount of consolidation savings, and the expected earnings contributions of both organizations.